Exhibit 3.1

Ross Miller Secretary of State 206 North Carson Street Carson City, NV 89701-4299 (775) 684-5708 Website: secretaryofstate.biz	Document Number 20070074990-88 Filing Date and Time 01/30/2007 7:44 AM Entity Number E0082692007-0

Filed in the office of

/s/ Ross Miller ROSS MILLER Secretary of State State of Nevada

Articles of Incorporation
(Pursuant to NRS 78)

USE BLACK INK ONLY – DO NOT HIGHTLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Corporation	C.E. Entertainment, Inc.
2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	The Nevada Agency and Trust Company Name 50 West Liberty Street Suite 880 Reno Nevada 89501 (MANDATORY) Physical Street Address City Zip Code (OPTIONAL) Mailing Address City Zip Code
3.	Shares: (number of shares corporation is authorized to issue)	Number of shares Par value Number of shares with par value: 50,000,000 per share: $.001 without par value: 0
4.	Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)
1.  George Daschko
         7456 Barrymore Drive                                  Delta, BC Canada                          V4C6X4
                     Street Address                                 City                                      State   Zip Code
2.  Alexander Hirnostai
         108-9b Koshytsya Street                            Kyiv, Ukraine                                 02068
                     Street Address                                 City                                      State   Zip Code
3.

                     Street Address                                 City                                      State   Zip Code

5.	Purpose: (optional – see instructions)	The purpose of this Corporation shall be: Any Lawful Business Activity
6.	Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	Amanda Cardinalli X /s/ Amanda Cardinalli Name 50 West Liberty Street Suite 880 Reno NV 89501 Street Address City State Zip Code
7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X /s/ Amanda Cardinalli 1/30/2007 Authorized Signature of R.A. or On Behalf of R.A. Company Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State Form 78 Articles 2007
Revised on: 01/01/2007